2001-HE2
                             Payment Date 10/25/2001
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

Servicing Certificate                                              Group 1A                Group 1B                Group 2
---------------------
Beginning Pool Balance                                             224,107,053.21          251,211,227.39    563,712,562.96
Beginning PFA                                                              980.79                  147.52            268.53
Ending Pool Balance                                                224,658,663.87          254,029,780.07    554,498,172.49
Ending PFA Balance                                                              -                       -                 -
Principal Collections                                                6,471,780.65            8,104,896.67      9,214,659.00
Principal Draws                                                      6,236,284.11            6,542,651.10                 -
Net Principal Collections                                                       -                       -      9,214,659.00
Active Loan Count                                                           9,242                   6,064            14,612

Interest Collections                                                 1,265,016.27            1,379,221.33      3,559,720.46

Weighted Average Net Loan Rate                                           6.79660%                6.61913%          8.26114%
Substitution Adjustment Amount                                               0.00                    0.00              0.00

                 Beginning         Ending                                                                      Interest    Security
Term Notes        Balance          Balance                Factor      Principal    Interest        Shortfalls      %       Coupon
----------        -------          -------                ------      ---------    ---------       ----------      -       ------
Class I - A - 1    224,356,000.00   224,356,000.00   1.0000000             0.00          538,688.10   0.00     21.07%        2.881%
Class I - A - 2    255,444,000.00   255,444,000.00   1.0000000             0.00          615,460.39   0.00     23.99%        2.891%
Class II - A - 1    92,763,317.99    85,324,970.72   0.7756816     7,438,347.27          214,998.32   0.00      8.01%        2.781%
Class II - A - 2    94,000,000.00    94,000,000.00   1.0000000             0.00          408,900.00   0.00      8.83%        5.220%
Class II - A - 3    36,000,000.00    36,000,000.00   1.0000000             0.00          170,100.00   0.00      3.38%        5.670%
Class II - A - 4   125,500,000.00   125,500,000.00   1.0000000             0.00          666,195.83   0.00     11.79%        6.370%
Class II - A - 5    49,265,000.00    49,265,000.00   1.0000000             0.00          281,549.48   0.00      4.63%        6.858%
Class II - A - 6    41,152,767.59    38,862,475.82   0.8268612     2,290,291.77           95,380.11   0.00      3.65%        2.781%
Class II - A - 7   123,235,000.00   123,235,000.00   1.0000000             0.00          637,741.13   0.00     11.57%        6.210%
Certificates                 -                -              -              -            513,980.04    -          -              -

Loan Group 1A
Beginning Overcollateralization Amount                               1,367,723.49     Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       705,745.57     Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             2,073,469.06
Target Overcollateralization Amount                                  2,243,560.00


Loan Group 1B
Beginning Overcollateralization Amount                               1,364,957.09     Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       740,805.51     Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             2,105,762.60
Target Overcollateralization Amount                                  2,554,440.00


Loan Group 2
Beginning Overcollateralization Amount                               1,796,745.91     Credit Enhancement Draw Amount    0.00
Overcollateralization Amount Increase (Decrease)                       513,980.04     Unreimbursed Prior Draws          0.00
Outstanding Overcollateralization Amount                             2,310,725.95
Target Overcollateralization Amount                                  8,775,000.00


Liquidation Loss Amounts                                  Loan Group 1A           Loan Group 1B   Loan Group 2
------------------------

Beginning Loss Amount                                     0.00                    0.00              0.00
Current Month Loss Amount                                 0.00                    0.00              0.00
Current Month Recoveries                                  0.00                    0.00              0.00
Net Ending Loss Amount                                    0.00                    0.00              0.00


Loan Group 1A
Group                                                                     Balance        of Loans                       of Balance
-----                                                                     -------        --------                       ----------
Delinquent Loans (30 Days)                                           1,063,582.85           38                            0.47%
Delinquent Loans (60 Days)                                             221,862.82            8                            0.05%
Delinquent Loans (90 Days)                                              11,700.00            2                            0.00%
Delinquent Loans (120 Days)                                            183,580.95            2                            0.04%
Delinquent Loans (150 Days)                                                     -            0                            0.00%
Delinquent Loans (180 Days)                                                     -            0                            0.00%
REO                                                                             -            0                            0.00%
FC                                                                              -            0                            0.00%
BK                                                                      22,674.03            0                            0.00%

Loan Group 1B
Group                                                                     Balance        of Loans                       of Balance
-----                                                                     -------        --------                       ----------
Delinquent Loans (30 Days)                                           1,337,397.92           25                            0.53%
Delinquent Loans (60 Days)                                             400,631.84            8                            0.08%
Delinquent Loans (90 Days)                                              35,968.13            2                            0.01%
Delinquent Loans (120 Days)                                                     -            0                            0.00%
Delinquent Loans (150 Days)                                                     -            0                            0.00%
Delinquent Loans (180 Days)                                                     -            0                            0.00%
REO                                                                             -            0                            0.00%
FC                                                                              -            0                            0.00%
BK                                                                              -            0                            0.00%

Loan Group 2
Group                                                                     Balance        of Loans                       of Balance
-----                                                                     -------        --------                       ----------
Delinquent Loans (30 Days)                                           1,015,088.60              27                 0.18%
Delinquent Loans (60 Days)                                             322,273.96           10.00                 0.06%
Delinquent Loans (90 Days)                                              20,000.00            1.00                 0.00%
Delinquent Loans (120 Days)                                                     -               -                 0.00%
Delinquent Loans (150 Days)                                                     -               -                 0.00%
Delinquent Loans (180 Days)                                                     -               -                 0.00%
REO                                                                             -               -                 0.00%
FC                                                                              -               -                 0.00%
BK                                                                      96,838.27            2.00                 0.02%

Groups                                                    Capitalized Interest        Capitalized Interest Capitalized Interest
                                                          Account LG1A                Account LG1B          Account LG2
------                                                    ---------------------------  --------------------------------------------
Beginning Balance                                                      105,089.58       119,678.38         577,112.36
Withdraw relating to Collection Period                                       0.00             0.00               0.00
Interest Earned (Zero, Paid to Funding Account)                              0.00             0.00               0.00
To close out Capitalized interest account                             (105,089.58)     (119,678.38)       (577,112.36)
                                                                      ------------     ------------       ------------
Total Ending Capitalized Interest Account Balance as of Payment Date        (0.00)            0.00               0.00
Interest earned for Collection Period                                      289.23           329.38           1,588.33
Interest withdrawn related to prior Collection Period                      332.26           378.38           1,824.64


Prefunding Account                                        Loan Group 1A           Loan Group 1B                  Loan Group 2
------------------
Beginning Balance                                                          980.79                  147.52         268.53
Additional Purchases During Revoliving Period                                0.00                    0.00           0.00
Excess Of Draws over Principal Collections                                   0.00                    0.00           0.00
PFA balance transfer to FA/Note holders                                   (980.79)                (147.52)       (268.53)
Total Ending Balance as Of Payment Date                                      0.00                    0.00           0.00
Interest earned for Collection Period                                      179.26                   26.97          49.08
Interest Withdrawn related to prior Collection Period                   92,904.98               13,976.49      25,436.02

Funding Account                                           Loan Group 1A           Loan Group 1B                 Loan Group 2
---------------
Beginning Funding Account Balance                                    1,615,689.49            5,597,582.18            0.00
Deposit to Funding Account                                             941,242.11            2,303,051.08            0.00
Payment for Additional Purchases                                       786,126.41            4,380,650.73            0.00
Pre-Funding balance transfer to Funding Account                            980.79                  147.52            0.00
Ending Funding Account Balance as of Payment Date                    1,771,785.98            3,520,130.05            0.00
Interest earned for Collection Period                                    2,319.33                3,296.97            0.00
Interest withdrawn related to prior Collection Period                    5,439.52                7,015.16            0.00


Cuurent Month Repurchases Units                                                 1                       0                1
Cuurent Month Repurchases ($)                                           28,742.75                       0        56,548.79

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